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                               EMPLOYMENT AGREEMENT                EXHIBIT 10.12

         This EMPLOYMENT AGREEMENT (this "Agreement") is entered into effective as of June 1, 1997, by and among CompuRAD, Inc., a Delaware corporation ("Company") and Cary Cole, the Employee.

                                    RECITALS:

         A. Employee is currently an "at will" employee of the Company; and

         B. The Company and Employee mutually desire to modify the terms and conditions of Employee's employment, including the conversion of Employee's at will status to employment for a described term of years, and to enter into this Agreement which set forth the terms and conditions of Employee's employment;

         NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1.       EMPLOYMENT

         The Company hereby agrees to employ Employee, and Employee, in consideration of such employment and other consideration set forth herein, hereby accepts employment, upon the terms and conditions set forth herein.

2.       POSITION AND DUTIES

         During the term of this Agreement, Employee shall be employed in the position specified on the attached Exhibit A. While employed hereunder, Employee shall do all things necessary, legal and incident to the above position. If the Company believes that the Employee has been derelict in the performance of his duties or has been insubordinate or failed, in a material way to carry out the directions of the Board, it must deliver to Employee a written notice specifically identifying the conduct in question and the Company shall grant Employee thirty days from the date that Employee receives such notice to take fully corrective or remedial action.

3.       COMPENSATION

         The Employee shall receive the compensation and benefits listed on the attached Exhibit A. Such compensation shall be paid by the Company.

4.       EXPENSES

         Within 30 days of request by Employee, the Company shall pay or reimburse Employee for all travel, including air travel, and out-of-pocket expenses reasonably incurred or paid by Employee in connection with the performance of Employee's duties as an employee of the Company, upon compliance with the Company's procedures for expense reimbursement including the presentation of expense statements or receipts or such other supporting documentation as the Company may reasonably require.


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         The Company shall provide Employee with a corporate credit card for use by Employee solely to reimburse Company expenses.

5.       PRIOR EMPLOYMENT

         The Employee warrants and represents to the Company (i) that the Employee will take no action in violation of any employment agreement or arrangement with any prior employer, (ii) that the Employee has disclosed to the Company all such prior written agreements, (iii) that any employment agreement or arrangement with any prior employer is null and void and of no effect, and
(iv) that the Employee has the full right and authority to enter into this Agreement and to perform all of the Employee's obligations hereunder. The Employee agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or expenses incurred by the Company as a result of any claim made by any prior employer arising out of this Agreement or the employment of the Employee by the Company.

6.       OUTSIDE EMPLOYMENT

         Employee shall devote Employee's full time and attention to the performance of the duties incident to Employee's position with the Company, and shall not have any other employment with any other enterprise or substantial responsibility for any enterprise which would be inconsistent with Employee's duty to devote Employee's full time and attention to Company matters. The foregoing shall not prevent the Employee from participating in any charitable or civic organization or any other type of employment or activity that does not interfere with Employee's performance of the duties and responsibilities to be performed by Employee under this Agreement, nor shall Employee be prevented from acting as a Director of any organization not in direct competition with the Company.

7.       CONFIDENTIAL INFORMATION

         Employee shall not, during the term of this Agreement or at any time thereafter, disclose, or cause to be disclosed, in any way, Confidential Information, or any part thereof, to any person, firm, corporation, association, or any other operation or entity, or use the Confidential Information on Employee's own behalf, for any reason or purpose. Employee further agrees that, during the term of this Agreement or at any time thereafter, Employee will not distribute, or cause to be distributed, Confidential Information to any third person or permit the reproduction of the Confidential Information, except on behalf of the Company in Employee's capacity as an employee of the Company. Employee shall take all reasonable care to avoid unauthorized disclosure or use of the Confidential Information. Employee hereby assumes responsibility for disclosure or use of the Confidential Information in violation of this Agreement.

         For the purpose of this Agreement, "Confidential Information" shall mean any written or unwritten information that specifically relates to and/or is used in the Company's business (including without limitation, the Company's services, processes, patents, systems, equipment, creations, designs, formats, programming, discoveries, inventions, improvements, computer programs, data kept on computer, engineering, research, development, applications, financial information, information regarding services and products


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in development, market information including test marketing or localized marketing, other information regarding processes or plans in development, trade secrets, training manuals, know-how of the Company, and the customers, clients, suppliers and others with whom the Company does or has in the past done, business, regardless of when and by whom such information was developed or acquired) that the Company deems confidential and proprietary and is generally not known to others outside the Company and that gives or tends to give the Company a competitive advantage over persons who do not possess such information or the secrecy of which is otherwise of value to the Company in the conduct of its business -- regardless of when and by whom such information was developed or acquired, and regardless of whether any of these are described in writing, reduced to practice, copyrightable, patentable or considered patentable, "Confidential Information" shall not include general industry information or information that is publicly available or is otherwise in the public domain without breach of this Agreement, information that Employee has lawfully acquired from a source other than the Company, or information that is required to be disclosed pursuant to any law, regulation, or rule of any governmental body or authority or court order. Company and Employee both acknowledge that the Confidential Information is that information which is novel, proprietary to and of considerable value to the Company. Therefore, "Confidential Information" shall relate only to those items and information in print which are marked by the Company as "Confidential."

         Employee agrees that all restrictions contained in this Section 7 are reasonable and valid under the circumstances and hereby waives all defenses to the strict enforcement thereof by the Company.

         Employee agrees that, upon the request of the Company, Employee will immediately deliver up to the requesting entity all Confidential Information in Employee's possession and/or control, and all notes, records, memoranda, correspondence files and other papers, and all copies, relating to or containing Confidential Information whether in written, electronic, or other mediums. Employee does not have, nor can Employee acquire, any property or other right in the Confidential Information.

8.       PROPERTY OF THE COMPANY

         All ideas, inventions, discoveries, proprietary information, know-how, processes and other developments and, more specifically improvements to existing inventions, conceived by the Employee, alone or with others, during the term of the Employee's employment, whether or not during working hours and whether or not while working on a specific project, that are within the scope of the Company's medical business operations or that relate to any work or projects of the Company, are and shall remain the exclusive property of the Company. Inventions, improvements and discoveries relating to the business of the Company conceived or made by the Employee, either alone or with others, while employed with the Company are conclusively and irrefutably presumed to have been made during the period of employment and are the sole property of the Company. The Employee shall promptly disclose in writing any such matters to the Company but to no other person without the consent of the Company. The Employee hereby assigns and agrees to assign all right, title, and interest in and to such matters to the Company. The Employee will, upon request of Company execute such assignments or other instruments and assist the Company in the obtaining, at the Company's sole expense of any patents, trademarks or similar protection, if available, in the name of the Company.


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9.       NON-COMPETITION AGREEMENT

         (A) During the term of this Agreement and for a period of six months after the termination date of this Agreement (whether such termination is with or without cause), Employee agrees that he will not directly or indirectly, own, operate or otherwise work for or participate in any competitive business in the United States which designs, develops, manufactures or markets any product or service that directly competes with the Company's business, products or services as conducted, or planned to conducted, on the date of termination (a "Competitive Business").

         Employee and the Company agree for a period ending six months from the termination of Employee's employment with the Company, whether by reason of resignation, discharge by the Company or otherwise (except by expiration of this Agreement or change in control, as defined in Section 12), Employee hereby agrees that Employee will not, directly or indirectly:

                  (i) solicit, otherwise attempt to employ or contract with any current employee of the Company for employment or otherwise in any Competitive Business or otherwise offer any inducement to any current or future employee of the Company to leave the Company's employ; or

                  (ii) contact or solicit any customer or client of the Company (an "Existing Customer"), contact or solicit any individual or business entity with whom the Company has directly communicated for the purpose of rendering services prior to the effective date of such termination (a "Potential Customer") or otherwise provide any other products or services for any Existing Customer or Potential Customer of the Company, on behalf of a Competitive Business or in a manner that is competitive to the Company's Business; or

                  (iii) Use or divulge to anyone any information about the identity of the Company's customers or suppliers (including without limitation, mental or written customer lists and customer prospect lists), or information about customer requirements, transactions, work orders, pricing policies, plans or any other Confidential Information.

         (B) For the purpose of this Agreement, Competitive Business shall mean any business operation including a sole proprietorship) in the United States which designs, develops, manufactures or markets any product or service that in any way competes with the Company's health information access system business, products or services as conducted on the date of termination.

         (C) This Non-Competition Agreement is not effective if Employee leaves his employment with company solely due to expiration of this Agreement (12/31/99) or if Employee is terminated by Company without Good Cause (as defined in Paragraph 11(D)).


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10.      TERM

         Unless earlier terminated pursuant to Section 11 hereof, the term of this Agreement shall be for the time period beginning January 1, 1997 the date hereof and continuing through December 31, 1999 (the "Term"). Neither the Company not the Employee shall have any obligation to the other to negotiate a new period of employment subsequent to the end of the Term.

         The term of this Agreement shall be automatically extended by one year on each January 1, beginning on and after January 1, 1998, unless notice of non-extension is given by Employee or the Company at least 30 days prior to any January 1. As a result, assuming no notice of non-extension is given, on each such January 1, the remaining term of this Agreement shall be three years. For example, assuming no notice of non-extension is given, on January 1, 1998, an additional year shall be added to the term of this Agreement and, on that date, this Agreement shall expire on December 31, 2000. On January 1, 1998, assuming no notice of non-extension is given, an additional year shall be added to the term of this Agreement and, on that date, this Agreement shall expire on December 31, 2001, etc.

11.      TERMINATION

         (A) Death. This Agreement and Employee's employment thereunder shall be terminated on the death of Employee, effective as of the date of the employee's death.

         (B) Continued Disability. This Agreement and Employee's employment thereunder may be terminated, at the option of the Company upon a Continued Disability of Employee, effective as of the date of the determination of Continued Disability as that term is hereinafter defined. For the purposes of this Agreement, "Continued Disability" shall be defined as the inability or incapacity (either mental or physical) of Employee to continue to perform Employee's duties hereunder for a continuous period of one hundred twenty (120) working days, or if, during any calendar year of the Term hereof because of disability, Employee shall have been unable to perform Employee's duties hereunder for a total period of one hundred eighty (180) working days regardless of whether or not such days are consecutive. The determination as to whether Employee is unable to perform the essential functions of Employee's job shall be made by Company's Board of Directors in its reasonable discretion; provided, however, that if the Employee is not satisfied with the decision of the Board, Employee will submit to examination by three competent physicians who practice in the metropolitan area in which the Employee then resides, one of whom shall be selected by Company, another of whom shall be selected by Employee, with the third to be selected by the physicians so selected. The decision of a majority of the physicians so selected shall supersede the decision of the Board and shall be final and conclusive.

         (C) Termination For Good Cause. Notwithstanding any other provision of this Agreement, Company may at any time immediately terminate this Agreement and Employee's employment thereunder for Good Cause. For this purpose, "Good Cause" shall be defined as: the current use of illegal drugs; indictment for any crime involving moral turpitude, fraud or misrepresentation; commission of any act which would constitute a felony and which would adversely impact the business or reputation of the Company; fraud; misappropriation or embezzlement of Company funds or property; willful conduct which is materially injurious to the reputation, business or business relationships of the Company;


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Employee's failure to perform his responsibilities and/or duties within the thirty (30) day period described in Section 2 hereof; or material violation of any of the provisions of this Agreement. Any alleged cause for termination shall be delivered in writing to Employee stating the full basis for such cause along with any notice of such termination.

         (D) Termination without Good Cause. The Company may terminate Employee's employment prior to the Expiration Date at any time whether or not for Good Cause (as "Good Cause" is defined in Section 11(C) above). In the event the Company terminates Employee without cause, the Company will pay Employee a lump sum amount equal to the greater of (i) two times the Employee's annual salary at the time of termination, or (ii) the total base salary remaining unpaid under this Agreement through its full term. Such severance payment shall be paid within 90 days following the date of Employee's termination. In addition, the company shall provide at no cost to the Employee continuing health and welfare benefit coverage at least equal to his existing coverage for a period of two years.

12.      CHANGE IN CONTROL: ACCELERATED VESTING SCHEDULES.

         In the event of a change-in-control of the Company, including a merger or sale of substantially all of the Company's assets, outstanding options or rights must be substituted at full intrinsic value. In addition, if within twelve months of a change in control of Company, Employee's employment by the Company is terminated prior to the end of the Term or Employee terminates his employment due to a material reduction in his duties or compensation, or if the Company requires relocation greater than 10 miles away from the current place of business, the Company will pay Employee a lump sum amount equal to two times the Employee's annual salary at the time of termination. In addition, the company shall provide at no cost to the Employee continuing health and welfare benefit coverage at least equal to his existing coverage for a period of two years. For purposes of this Agreement, "change in control" means any of the following events:

         (A) A sale, transfer, or other disposition (including, but not limited to, a merger or consolidation) through a single transaction or a series of transactions of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities to any Unrelated Person or Unrelated Persons acting in concert with one another. For purposes of this Agreement, the term "Unrelated Person" shall mean and include any person other than a person who owns at least ten percent (10%) of the combined voting power of the Company's securities on the Effective Date (a "Related Person"). The term shall not include a sale, transfer or other disposition by a Related Person to his spouse, lineal descendants or his heirs, devisees and donees and trusts created by him, inter vivos or by will, for the benefit of such persons or for the benefit of charitable or educational institutions.

         (B) A sale, transfer, or other disposition (including, but not limited to, a merger or consolidation) by the Company through a single transaction or a series of transactions of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities to an Unrelated Person or Unrelated Persons acting in concert with one another.

         (C) A sale, transfer, or other disposition (including, but not limited to, a merger or consolidation) through a single transaction or a series of transactions of all or substantially all


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COMPURAD, INC.


of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

         (D) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least a majority of the combined voting power of the Company's then outstanding securities. For purposes of this Agreement, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, provided that any pledgee of voting securities shall not be deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

         (E) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new Director was approved by the vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period.

13.      ACKNOWLEDGMENTS

         The Company and Employee each hereby acknowledge and agree as follows:

         (A) The covenants, restrictions, agreements and obligations set forth herein are founded upon valuable consideration, and, with respect to the covenants, restrictions, agreements and obligations set forth in Sections 7, 8 and 9 hereof, are reasonable in duration and geographic scope;

         (B) In the event of a breach or threatened breach by Employee of any of the covenants, restrictions, agreements and obligations set forth in Section 7, 8 and/or 9, monetary damages or the other remedies at law that may be available to the Company for such breach or threatened breach will be inadequate and, without prejudice to the Company's right to pursue any other remedies at law or in equity available to it for such breach or threatened breach, including, without limitation, the recovery of damages from Employee, the Company will be entitled to injunctive relief from a court of competent jurisdiction; and

         (C) The time period and geographical area set forth in Section 9 hereof are each divisible and separable, and, in the event that the covenants not to compete contained therein are judicially held invalid or unenforceable as to such time period and/or geographical area, they will be valid and enforceable in such geographical area(s) and for such time periods(s) which the court determines to be reasonable and enforceable. The Employee agrees that in the event any court of competent jurisdiction determines that the above covenants are invalid or unenforceable to join with the Company in requesting that court to construe the applicable provision by limiting or reducing it so as to be enforceable to the extent compatible with the then applicable law. Furthermore, any period of restriction or covenant herein stated shall not include any period of violation or period of time required for litigation to enforce such restriction or covenant.


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14.      NOTICES

         Any notice or communication required or permitted hereunder shall be given in writing and shall be sufficiently given if delivered personally or sent by telecopier to such party addressed as follows:

         (A)      In the case of the Company, if addressed to it as follows:

                  CompuRAD, Inc.
                  1350 N. Kolb Road
                  Tucson, AZ 85715
                  Attn: Corporate Secretary

         (B)      In the case of Employee, if addressed to Employee as follows:

                  ---------------------------------

                  ---------------------------------

                  ---------------------------------


         Any such notice delivered personally or by telecopier shall be deemed to have been received on the date of such delivery. Any address for the giving of notice hereunder may be changed by notice in writing.

15.      ASSIGNMENT, SUCCESSORS AND ASSIGNS

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns. The Company may assign or otherwise transfer its rights under this Agreement to any successor or affiliated business or corporation (whether by sale of stock, merger, consolidation, sale of assets or otherwise), but this Agreement may not be assigned, nor may the duties hereunder be delegated by Employee. In the event that the Company assigns or otherwise transfers its rights under this Agreement to any successor or affiliated business or corporation (whether by sale of stock, merger, consolidation, sale of assets or otherwise), for all purposes of this Agreement the "Company" shall then be deemed to include the successor or affiliated business or corporation to which the Company, respectively, assigned or otherwise transferred its rights hereunder.

16.      MODIFICATION

         This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by each of the parties hereto.

17.      SEVERABILITY

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all respects as if any such invalid provision were omitted herefrom.

18.      COUNTERPARTS


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         This Agreement may be signed in counterparts and each of such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one in the same instrument.

19.      DISPUTE RESOLUTION

         Except as set forth in Section 13 above, any and all disputes arising out of or in connection with the execution, interpretation, performance, or non-performance of this Agreement or any agreement or other instrument between, involving or affecting the parties (including the validity, scope and enforceability of this arbitration clause), shall be submitted to and resolved by arbitration. The arbitration shall be conducted pursuant to the terms of the Federal Arbitration Act and the Commercial Arbitration Rules of the American Arbitration Association. Either party may notify the other party at any time of the existence of an arbitrable controversy by certified mail and shall attempt in good faith to resolve their differences within fifteen (15) days after the receipt of such notice. If the dispute cannot be resolved within the fifteen-day period, either party may file a written demand for arbitration with the American Arbitration Association. The place of arbitration shall be Tucson, Arizona.

20.      GOVERNING LAW

         The provisions of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Arizona and the laws of the United States applicable therein. The Employee acknowledges and agrees that Employee is subject to personal jurisdiction in state and federal courts in Pima County, Arizona.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first above written.

                                           COMPURAD, INC.


                                           By:      /s/ Phillip Berman
                                              ----------------------------------
                                           Its:     President, CEO
                                               ---------------------------------

                                           EMPLOYEE

                                             /s/   Cary Cole
                                             ---------------


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COMPURAD, INC.


                      EXHIBIT A - COMPENSATION AND BENEFITS

Employee:         Cary Cole

Position:         Vice President, Sales and Marketing

Salary:           Fiscal Year 1997 (1/1/97 - 12/31/97)

                  Annual Base Salary - $154,000, payable in such number of installments as may be agreed upon among the Company and Employee

                  Target Fiscal Year 1997 Cash Bonus - $27,500

                  Within thirty (30) days of the end of the fiscal year, the Company's Board of Directors, or Compensation Committee thereof, may annually adjust Employee's base salary upward and Employee will be eligible to participate in any bonus plan approved by the Company's Board of Directors, or Compensation Committee thereof, at the highest level as the Board or Committee establishes pursuant to any such plan. (This employee shall then have the sole option to elect to receive that bonus compensation either in cash or in the form of unrestricted registered stock (in which event the stock will be valued at a per share price equal to its lowest trading closing price during the calendar quarter for which the bonus is being awarded.)

Stock options:
                  Company agrees that Employee shall be eligible to participate in the 1996 CompuRAD, Inc. Employee Stock Option Plan and to receive stock option grants as the Company's Board of Directors may determine appropriate from time to time hereafter.

                  In addition, Employee shall receive: (i) 3,000 options for shares of CompuRAD common stock for each calendar quarter in which this Employee is employed, to be delivered to this Employee no later than ten (10) days following the close of each calendar quarter; and (ii) at least 3,000 additional options for shares of CompuRAD common stock for each quarter CompuRAD meets the quarterly goals approved by the Board of Directors, which options for shares shall be determined and delivered no later than thirty (30) days after the end of the quarter. These stock options shall be immediately vested in full and immediately exercisable by this Employee and adjusted in number of shares to reflect the effect of future splits. For example, if the shares of common stock split 2:1, then the 3,000 options referred to in this subparagraph shall become 6,000 options.

Perquisite Allowance:
                  $1,000 per month

Benefits:         Employee shall be eligible to participate in all other
                  employee fringe benefit plans of the Company to the same extent and at the same levels as other executive officers of the Company are then participating.

Auto Lease:       Not to exceed $1,000 per month, including licensing,
                  maintenance and insurance.


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